Exhibit 3.2G


                   IRON MOUNTAIN INFORMATION PARTNERS, INC.
                            (a Delaware corporation)



                                    BY - LAWS


                                    ARTICLE I
                                     Offices

      SECTION 1. Registered Office. The registered office of the Corporation shall be located in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof shall be The Prentice Hall Corporation System, Inc.

      SECTION 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                                      Seal

            The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Delaware", together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

                                   ARTICLE III
                            Meetings of Stockholders

      SECTION 1. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix.

      SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held on the first day of May of each year, or if such day is a legal holiday, then on the next business day following, at such time as the Board of Directors may fix.

      SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President, or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the President or the Secretary whenever stockholders owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting.

      SECTION 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, and the purpose or purposes in general terms


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for which the meeting is called shall, not less than ten (10) and not more than sixty (60) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

            Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not object to the holding of such meeting for lack of proper notice, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

      SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote. If a majority or, where a larger quorum is required, such quorum, shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the Chairman of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      SECTION 6. Votes; Proxies. At each meeting of stockholders, every stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in his name on the books of the Corporation, and, in the election of directors, may vote cumulatively to the extent and in the manner authorized in the Certificate of Incorporation. At each such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.



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            All elections of directors shall be held by ballot. If the Chairman of the meeting shall so determine, a vote may be taken upon any other matter by ballot and shall be so taken upon the request of any stockholder entitled to vote on such matter.

            At elections of directors, the Chairman shall appoint two judges of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of judges at such meeting with strict impartiality and according to the best of their ability. The judges so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such judge.

            At any meeting at which a quorum is present, a plurality of the votes properly cast for election to fill any vacancy on the Board of Directors shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-laws, or otherwise.

      SECTION 7. Organization. The Chairman of the Board, if there be one, or in his absence the President, or in the absence of the Chairman and the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his absence, the presiding officer may appoint a secretary.

                                   ARTICLE IV
                                    Directors

      SECTION 1. Number. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of one or more directors. Directors need not be a stockholder. The number of directors for the ensuing year shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

            At any time during any year the whole number of directors may be increased or reduced, in each case by vote of a majority of the stock outstanding and entitled to vote for the election of directors or a majority of the directors in office at the time of such increase or decrease, regardless of whether such majority of directors constitutes a quorum.

      SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in
Section 4 of this Article.

      SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting.



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                                     -4-

      SECTION 4. Removal by Stockholders. The holders of record of the capital stock of the Corporation entitled to vote for the election of directors may in their discretion at any meeting duly called for the purpose, by a majority vote, remove any director or directors and elect a new director or directors in place thereof.

      SECTION 5. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or by the President and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board or the President or any two (2) of the directors in office by oral, telegraphic or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy-two (72) hours before such meeting. Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

      SECTION 6. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

      SECTION 7. Compensation. Directors shall receive compensation for their services, as such, and for service on any Committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any Committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V
                             Committees of Directors

      SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of two
(2) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Board of Directors shall designate the Chairman of the Executive Committee.

            (a) Procedure. The Executive Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.



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            (b)   Responsibilities. During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not have the power:

                  (i) to amend or authorize the amendment of the Certificate of Incorporation or these By-Laws;

                 (ii)   to authorize the issuance of stock;

                (iii)   to authorize the payment of any dividend;

                 (iv) to adopt an agreement of merger or consolidation of the Corporation or to recommend to the stockholders the sale, lease or exchange of all or substantially all the property and business of the Corporation; or

                  (v) to recommend to the stockholders a dissolution of the Corporation.

            (c) Reports. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

            (d) Appointment of Additional Members. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

      SECTION 2. Audit Committee. The Board of Directors shall appoint an Audit Committee of two (2) or more members who shall not be officers or employees of the Corporation to serve during the pleasure of the Board. The Board of Directors shall designate the Chairman of the Audit Committee.

            (a) Procedure. The Audit Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.



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            (b)   Responsibilities. The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation's independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation's accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

            (c) Reports. The Audit Committee shall keep regular minutes of its proceedings, and all action by the Audit Committee shall, from time to time, be reported to the Board of Directors as it shall direct.

            (d) Appointment of Additional Members. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

      SECTION 3. Other Committees. The Board of Directors, by vote of a majority of the directors then in office, may at any time appoint one or more other committees from and outside of its own number. Every such committee must include at least one member of the Board of Directors. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Article, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

            (a) Procedure. Each committee appointed pursuant to this Section shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

            (b) Responsibilities. Each committee appointed pursuant to this Section shall exercise the powers assigned to it by the Board of Directors in its discretion.

            (c) Reports. Each committee appointed pursuant to this Section shall keep regular minutes of proceedings, and all action by each such committee shall, from time to time, be reported to the Board of Directors as it shall direct.

            (d) Appointment of Additional Members. In the absence or disqualification of any member of each committee, appointed pursuant to this Section, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously


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                                     -7-

                  appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

      SECTION 4. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a Director (where membership on the Board is required), or until the committee is sooner abolished by the Board of Directors.


                                   ARTICLE VI
                                    Officers

      SECTION 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

      SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

      SECTION 3. Chairman of the Board. The Chairman of the Board of Directors, if elected, shall be a member of the Board of Directors and shall preside at its meetings. He shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 4. President. The President shall be the chief executive officer of the Corporation. Subject to the directions of the Board of Directors, he shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors. The President may but need not be a member of the Board of Directors.

      SECTION 5. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him by the President.

      SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of law and these By-laws; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see


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that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he may attest the same; he may sign, with the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 7. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

      SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; he may endorse for collection on behalf of the Corporation checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation; he may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President, or an Executive Vice President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

      SECTION 10. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

      SECTION 11. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

      SECTION 12. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

      SECTION 13. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his


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                                     -9-

duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                                   ARTICLE VII
                              Certificates of Stock

      SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

            In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

            Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

            Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.



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      SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his post office address.

      SECTION 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed appropriate by the Board of Directors, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

      SECTION 4. Dates of Record. If deemed appropriate, the Board of Directors may fix in advance a date for such length of time not exceeding sixty (60) days (and, in the case of any meeting of stockholders, not less than ten (10) days) as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. If no such record date is so fixed, the record date shall be determined by applicable law.

      SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

            (a) The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the President, any Executive Vice President, Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so


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                                     -11-

                  satisfied, any such officer shall require such owner to furnish the Corporation a bond in such penal sum and in such form as he may deem advisable, and with a surety or sureties approved by him, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

            (b) The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

                                  ARTICLE VIII
                             Execution of Documents

      SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

      SECTION 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall thereunto authorize from time to time.

      SECTION 3. Execution of Proxies. The President, any Executive Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the


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                                     -12-

Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

                                   ARTICLE IX
                               Inspection of Books

            The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.


                                    ARTICLE X
                                   Fiscal Year

            The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.


                                   ARTICLE XI
                                   Amendments

            These By-laws may be altered, amended, changed or repealed and new By-laws adopted by the stockholders or by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any by-law, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be either by the stockholders or by the Board of Directors, as herein provided; except that this Article may be altered, amended, changed or repealed only by vote of the stockholders.

                                   ARTICLE XII
                                 Indemnification

      SECTION 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of


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                                     -13-

any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      SECTION 2. Authorization. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (c) by the stockholders.

      SECTION 3. Expense Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 2 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

      SECTION 4. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-

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                                      -14-

law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 5. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      SECTION 6. "The Corporation". For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to such a constituent corporation if its separate existence had continued.